Exhibit 10.1

AMENDMENT NUMBER 1
TO INDENTURE

THIS AMENDMENT NUMBER 1 TO INDENTURE (this “Amendment”), dated as of July 31, 2006 (the “Effective Date”) amends that certain Indenture, dated as of October 28, 2005 (as amended, modified or supplemented from time to time as permitted thereby, the “Indenture”) by and between UCO Compression 2005 LLC (the “Issuer”) and Wells Fargo Bank, National Association, as indenture trustee (the “Indenture Trustee”).

W I T N E S S E T H:

WHEREAS, the Issuer and the Indenture Trustee have previously entered into the Indenture;

WHEREAS, the parties desire to amend the Indenture in order to modify certain provisions of the Indenture;

NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

SECTION 1.           Defined Terms.  Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings assigned in the Indenture.  References in this Amendment to the “Control Party” refer to Ambac Assurance Corporation, which is the Control Party under the Series 2005-1 Notes and Series 2005-2 Notes and constitutes, as of the Effective Date, the Requisite Global Majority.

SECTION 2.           Full Force and Effect.  Other than as specifically modified hereby, the Indenture shall remain in full force and effect in accordance with the terms and provisions thereof and is hereby ratified and confirmed by the parties hereto.

SECTION 3.           Amendments to the Indenture.  Pursuant to Section 1002 of the Indenture, as of the Effective Date, the following amendments are being made to the Indenture:

(a)           In the eight (8th) line of Section 615 of the Indenture, the word “Compressor” shall be inserted before the word “Related.”

(b)           Section 645 of the Indenture is hereby deleted in its entirety and the following shall be substituted in place thereof:

“Section 645.         Sales of Owner Compressors to a Universal Affiliate.  The Issuer shall not (and shall cause the Manager to not) sell any Owner Compressor to a Universal Affiliate, except for any such sale to a Universal Affiliate (a) of a Prohibited Below DV Compressor, (b) of an Owner Compressor that is not then subject to a User Contract with a Universal Affiliate and which is made for the purpose of using such Owner Compressor at a location outside of the United States, or (c) of an Owner Compressor to UPL or any Subsidiary of UPL; provided that, in the case of either clause (a), (b) or (c), such sale is made:

(i)            with the prior written consent of the Issuer and each Control Party;

(ii)           in the ordinary course of business of the Manager and based on a determination by the Manager in its reasonable business judgment that such a sale is in the best interests of the Issuer;

(iii)          for Net Compressor Sales Proceeds payable on the sale date (which, except in the case of a sale pursuant to clause (b) made for the purpose of curing a breach of Section 647 hereof, shall be prior to removal of the Owner Compressor from the United States) in an amount equal to the greater of (x) the then fair market value of such Owner Compressor and (y) the then Depreciated Value of such Owner Compressor;

(iv)          while no Trigger Event exists (or would result from such sale) other than, in the case of any sale to a Universal Affiliate of Prohibited Below DV Compressors, an Undercollateralization Event or Net Revenue Event; and

(v)           in the case of a sale pursuant to clause (c) above, (1) the Issuer or the Manager shall have delivered a list of the Owner Compressors to be sold (which list shall describe the Compressors to be sold and the User of each such Compressor) to the Indenture Trustee and each Control Party no later than 10 Business Days prior to such sale, (2) the Issuer shall have delivered to the Indenture Trustee and each Control Party, no later than five (5) Business Days prior to such sale, a written notice specifying the Purchase Date on which Additional Compressors will be purchased with the proceeds of such sale (which Purchase Date shall be no later than thirty (30) days after the date of such sale), describing the Additional Compressors to be purchased (which Additional Compressors shall satisfy all of the Additional Compressor Criteria and Purchase Criteria) and complying with all of the other requirements of Section 315(b) of the Indenture and (3) after giving effect to such sale, the Aggregate Note Principal Balance shall not exceed the Asset Base.”

(c)           The definition of “Additional Compressor Criteria” is hereby deleted in its entirety and the following shall be substituted in place thereof:

“Additional Compressor Criteria:  With respect to each purchase of one or more Compressor(s) by the Issuer with the proceeds of amounts on deposit in the Purchase Account from time to time, all of the following, as of the Purchase Date therefor:

(1)                                  the Additional Compressor has a Depreciated Value (or, if more than one Additional Compressor is proposed to be acquired on such date, all Additional Compressors proposed to be acquired in connection with such sale, an aggregate Depreciated Value) that is not less than the Depreciated Value of the Owner Compressor being replaced (or, if more than one Owner Compressor is being replaced in connection with such sale, the aggregate Depreciated Value of all Owner Compressors being replaced in connection with such sale);

(2)                                  after giving effect to the acquisition of such Additional Compressors, the Weighted Average Age of all Eligible Compressors (including the Additional Compressors) constituting the Owner Compressors does not exceed by more than five percent (5%) the Weighted Average Age of all Eligible Compressors constituting the Owner Compressors on the Closing Date, as adjusted for the increase to the Weighted Average Age resulting from aging during the period commencing on the Closing Date to the proposed Purchase Date for such Additional Compressor(s);

(3)                                  the monthly contract rate (net of associated current monthly expenses) for the Additional Compressor (or, if more than one Additional Compressor is proposed to be acquired on such date, the aggregate monthly contract rate (net of aggregate current monthly expenses) for all such Additional Compressors) is not less than the monthly contract rate (net of current monthly expenses) of the Owner Compressor being replaced (or, if more than one Additional Compressor is proposed to be replaced on such date, the aggregate monthly contract rate (net of aggregate current monthly expenses) for all such Owner Compressors being replaced);

(4)                                  the Excess H/P Concentration Amount and the Excess Customer Concentration Amount, calculated after giving effect to the purchase of such Additional Compressor(s), will not exceed the corresponding amounts calculated immediately prior to such purchase; and

(5)                                  each such Additional Compressor qualifies as an Eligible Compressor and, if such Additional Compressor is subject to a Contract on the proposed Purchase Date, such Contract qualifies as an Eligible Contract.”

(d)           The definition of “Average Contract Rate” is hereby deleted in its entirety and the following shall be substituted in place thereof:

“Average Contract Rate:  For any calendar month, the quotient obtained by dividing (x) the aggregate gross contract rate actually billed as reflected on the operating reports of the Manager at the end of each calendar month relating to the Owner Compressors or the Other UCI Compressors (which for the purposes of this calculation shall only include similar billing line items to those included in the billing of the Owner Compressors), as the case may be, that were actually under contract at the end of such calendar month, by (y) the aggregate number of horsepower represented by the Owner Compressors or the Other UCI Compressors, as the case may be, that were actually under contract at the end of such calendar month.”

(e)           The definition of “Run-time Credit Ratio” is hereby deleted in its entirety and the following shall be substituted in place thereof:

“Run-time Credit Ratio:  A fraction (expressed as a percentage) the numerator of which is equal to the aggregate run-time credits issued by the Manager to Users of the Owner Compressors during the three (3) immediately preceding calendar months and the denominator of which is the contract payments which were actually billed by the Manager with respect to the Owner Compressors subject to a User Contract during the three (3) immediately preceding calendar months.”

(f)            The definition of “UCI Compressors” is hereby deleted in its entirety and the following shall be substituted in place thereof:

“UCI Compressors:  As of any date of determination, all Compressors that are a part of the Domestic Contract Compression Business of UCI, UPL and their respective Subsidiaries.”

(g)           The following new terms “UCOP” and “UPL” shall be added as follows:

“UCOP:   UC Operating Partnership, L.P., a Delaware limited partnership, and its successors and assigns.

UPL:  Universal Compression Partners, L.P., a Delaware limited partnership, and its successors and assigns.”

(h)           The definition of “Universal Affiliate” is hereby deleted in its entirety and the following shall be substituted in place thereof:

“Universal Affiliate:  Any one or more of UPL, UCI, UCMC, the Contributor, UCH of any Affiliate or any of the foregoing.”

SECTION 4.           Sale of Certain Owner Compressors.  Pursuant to the requirements of Section 645 of the Indenture, the Control Party hereby consents to the Issuer’s sale within 120 days after the Effective Date of all of the Owner Compressors that are utilized in providing contract compression services to the Users listed on Schedule 1 attached hereto, which as of the Effective Date are those certain Owner Compressors listed on Schedule 2 attached hereto and the User Contracts related thereto, to UCOP or any of its Subsidiaries pursuant to the form of Bill of Sale attached hereto as Exhibit A.  The Issuer represents that such sale complies with the requirements of Section 645 (ii) through (v) of the Indenture, as amended hereby and covenants and agrees that it shall, on the date of such sale, deposit all Compressor Reinvestment Sales Proceeds received from such sale into the Purchase Account in accordance with Section 315(b) of the Indenture.

SECTION 5.           Representations and Warranties.  In order to induce the Deal Agent, the Series Enhancer, the Interest Rate Hedge Provider and the Control Party to enter into this Amendment, each of the Issuer and the Indenture Trustee hereby represents and warrants unto each of the Deal Agent, the Series Enhancer, the Interest Rate Hedge Provider and the Control Party as of the Effective Date as set forth in this Section 5:

(a)           Each of the Issuer and the Indenture Trustee hereby confirms that each of the representations and warranties set forth in Articles V and VI and Section 911 of the Indenture, as applicable, is true and correct as of the Effective Date with the same effect as though each had been made as of such date, except to the extent that any of such representations and warranties expressly relate to earlier dates in which case such representations and warranties shall be correct as of such earlier date.

(b)           The Issuer represents and warrants that, immediately prior to the effectiveness of, and after giving effect to, the amendments contemplated hereby and the sale of the Owner Compressors described in Section 4 hereof, no Event of Default, Manager Default, UCI Event, Trigger Event or Prospective Trigger Event has occurred and is continuing.

(c)           Each of the Issuer and the Indenture Trustee hereby represents and warrants to the parties hereto that it possesses all requisite power and authority to execute and deliver, and to perform each of its obligations under, this Amendment and to effect the transactions contemplated hereby (including, without limitation, the sale of Owner Compressors described in Section 4 hereof), all of which have been duly authorized and approved by all necessary limited partnership or corporate action, as applicable, and do not require the consent of any Governmental Authority or any other Person, and agrees to furnish the Deal Agent and the Control Party with evidence of such authorization and approval upon request.

(d)           No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required for the due execution, delivery or performance by any of the Issuer and the Indenture Trustee of this Amendment or any other documents to be executed by any of the Issuer and the Indenture Trustee in connection with this Amendment.

(e)           This Amendment constitutes, and each other document executed by each of the Issuer and the Indenture Trustee in connection with this Amendment will, upon the due execution and delivery thereof, constitute the legal, valid and binding obligations of each of the Issuer and the Indenture Trustee enforceable in accordance with its terms.

SECTION 6.           Conditions Precedent.  The effectiveness of this Amendment shall be conditioned upon satisfaction of each of the conditions set forth in this Section 6:

(a)           Each of the Deal Agent and the Control Party has received counterparts of this Amendment and such related documentation as the Deal Agent, the Control Party or their respective counsel shall determine in their reasonable discretion, in form and substance satisfactory to the Deal Agent and the Control Party, duly executed and delivered by the Issuer, the Indenture Trustee, the Deal Agent, the Interest Rate Hedge Provider and each Series Enhancer, as applicable;

(b)           Each of the Deal Agent and the Control Party has received a certificate from the Issuer dated as of the Effective Date stating that (i) all representations and warranties of the Issuer set forth in the Indenture, as amended hereby, each of the other Related Documents, and this Amendment are true and correct; and (ii) no Event of Default, Manager Default, UCI Event, Trigger Event or Prospective Trigger Event has occurred and is continuing;

(c)           Each of the Deal Agent and the Control Party has received a certified copy of the resolutions of the Issuer approving this Amendment and the other documents executed in connection herewith and certifying as of the Effective Date the names and true signatures of persons authorized to sign this Amendment on behalf of the Issuer;

(d)           Each of the Deal Agent and the Control Party shall have received a certificate from the Manager dated as of the Effective Date in substantially the form of Exhibit B attached hereto;

(e)           The Control Party shall have received an opinion of Gardere Wynne Sewell LLP, as counsel to UCI, Old Lessee and the Issuer, with respect to a “true sale” analysis of (i) the transfers of Compressors from Old Lessor to the Issuer and (ii) the transfers of Compressors after the Closing Date by UCI to the Issuer, in each case after giving effect to the sales contemplated by Section 4 of this Amendment and the amendments of the Indenture described in this Amendment, and with respect to such other bankruptcy matters as the Control Party may reasonably request, in form, scope and substance reasonably satisfactory to the Control Party;

(f)            The Control Party shall have received payment of an amendment fee in an amount equal to $50,000, which payment shall be nonrefundable and shall be made by wire transfer of immediately available funds to such account as the Control Party shall designate to the Issuer;

(g)           No Event of Default, Manager Default, UCI Event, Trigger Event or Prospective Trigger Event has occurred and is continuing; and

(h)           That certain Amendment Number 1 to the Management Agreement shall be effective.

SECTION 7.           Miscellaneous Provisions.

(a)           Upon (i) the satisfaction of all of the conditions set forth in Section 6 hereof and (ii) the delivery to Control Party of (x) duly executed counterparts of this Amendment executed by each of the Issuer and the Indenture Trustee and (y) duly executed consents to this Amendment, executed by each of the Deal Agent, the Interest Rate Hedge Provider and the Requisite Global Majority (including the

Control Party) which shall be evidenced by such parties signature appended hereto in the space provided below, this Amendment shall become effective as of the Effective Date.

(b)           This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(c)           On and after the execution and delivery hereof, (i) this Amendment shall be a part of the Indenture, and (ii) each reference in the Indenture to “this Indenture” or “hereof”, “hereunder” or words of like import, and each reference in any other document to the Indenture shall mean and be a reference to the Indenture as amended or modified hereby.

SECTION 8.           Execution in Counterparts.  This Amendment may be executed by the parties hereto in separate counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

SECTION 9.           Governing Law.  THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES, PROVIDED THAT SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment on the date first above written.

ISSUER:

UCO COMPRESSION 2005 LLC

By:	/s/ J. Michael Anderson
J. Michael Anderson, Senior Vice President and Chief Financial Officer

INDENTURE TRUSTEE:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Jason VanVleet
Jason VanVleet, Assistant Vice President

In accordance with Section 1002 of the Indenture, the undersigned hereby consent to this Amendment.

DEAL AGENT:

WACHOVIA CAPITAL MARKETS, LLC

By:	/s/ Robert Christensen
Name:	Robert Christensen
Title:	Director

In accordance with Section 1002 of the Indenture, each of the undersigned hereby consents to this Amendment.

INTEREST RATE HEDGE PROVIDER:

WACHOVIA BANK, NATIONAL ASSOCIATION

By:	/s/ Benjamin T. Bonner
Name:	Benjamin T. Bonner
Title:	Vice President

AMBAC FINANCIAL SERVICES, LLC

By:	/s/ Robert Donovan
Name:	Robert Donovan
Title:	Managing Director

By:	/s/ Paul Brody
Name:	Paul Brody
Title:	Director of Operations

REQUISITE GLOBAL MAJORITY, CONTROL PARTY
AND SERIES ENHANCER:

AMBAC ASSURANCE CORPORATION

By:	/s/ Harris C. Mehos
Name:	Harris C. Mehos
Title:	Managing Director